UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 16, 2014

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

As previously announced, on September 9, 2014, certain subsidiaries of Dex Media, Inc. (the “Company”) commenced offers to repurchase bank debt below par.  The offers expired at 5:00 p.m., New York City time, on Tuesday, September 16, 2014.  The Company subsidiaries will retire approximately $35.2 million in principal amount of bank debt for approximately $29.0 million in cash consideration.  Settlement of the repurchases will occur on or about Thursday, September 18, 2014.  A copy of the press release announcing the results of the repurchases is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
99.1	Press Release of Dex Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President —
General Counsel and Corporate Secretary

Date: September 18, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release of Dex Media, Inc.